UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 30, 2019

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The NASDAQ Global Select Market

Item 7.01. Regulation FD Disclosure.

On May 30, 2019, Akorn, Inc. (“Akorn” or the “Company”), announced that management will present at the Jefferies 2019 Global Healthcare Conference on Friday, June 7, 2019 at 9:30 a.m. EDT in New York, NY.

A live webcast of the presentation can be accessed in the investor relations portion of Akorn's website at http://investors.akorn.com/events-and-presentations. A replay of the webcast will be available for 90 days following the conference. To access the webcast replay, please go to http://investors.akorn.com/events-and-presentations.

Cautionary Note Regarding Forward-Looking Statements

The webcast may include forward-looking statements about, among other things, the Company’s business plans and initiatives, the Company’s commitments to the FDA and remediation efforts, disruptions during the Standstill Period, the Company’s anticipated future operating and financial performance, business plans and prospects, product pipeline, including filings, approvals and launches, capital allocation, debt refinancing, and potential dispositions, that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risk factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against the Company on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Standstill Agreement, which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Standstill Agreement to enter into a Comprehensive Amendment that is satisfactory in form and substance to the Lenders, (ix) the Company’s obligation under the Standstill Agreement to pay certain fees and expenses and increased interest margin, (x) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019), to be detailed in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (filed with the SEC on May 7, 2019) and other risk factors identified from time to time in the Company’s subsequent reports on Form 8-K and in other Company filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

The forward-looking statements in the webcast speak only as of the original date of the webcast. Akorn assumes no obligation to update forward-looking statements contained in the webcast as the result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press release dated May 30, 2019, entitled “Akorn to Present at the Jefferies 2019 Global Healthcare Conference.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: May 30, 2019	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer